EXHIBIT 10.3
EPAM SYSTEMS, INC.
2015 LONG TERM INCENTIVE PLAN
FORM OF CHIEF EXECUTIVE OFFICER
RESTRICTED STOCK UNIT AWARD AGREEMENT
1. Grant of RSUs. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to «Grantee» (the “Participant”), on «Date» (the “Grant Date”), «Number of Shares underlying award» restricted share units (the “RSUs”), subject to the terms, definitions and provisions of the EPAM Systems, Inc. 2015 Long Term Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference, and the terms and conditions of this Agreement. Each RSU shall represent the right to receive one Share upon the vesting of such RSU in accordance with this Agreement. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
2. Vesting Schedule and Distribution. Subject to Section 5 and the proviso in the following sentence, the RSUs shall vest and become non-forfeitable one-fourth on each of the first, second, third and fourth anniversaries of the Grant Date. Subject to the provisions of this Agreement (including, for the avoidance of any doubt, Section 8(g), upon the vesting of any of the RSUs, including pursuant to Section 5, the Company shall distribute to the Participant, as soon as practicable after the date of such vesting date or event, one Share for each such RSU, subject to any delay required to (x) complete any required regulatory filings, including, without limitation, any filings that may be required pursuant to the Hart-Scott-Rodino Act in connection with the vesting and settlement of the RSUs and/or (y) satisfy any required waiting period under the Hart-Scott-Rodino Act, provided that the RSUs shall be settled in any event within 60 days following the vesting date or event.
3.     Voting Rights. The Participant shall have no voting rights with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
4.    Dividend Equivalents. The Participant shall not be eligible to receive dividend equivalents with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
5. Termination of Service. Following the Participant’s Termination of Service, the RSUs shall vest and settle or be forfeited as set forth in this Section 5.
(a) Death or Disability.  In the event of the Participant’s Termination of Service due to the Participant’s death or Disability before the Participant has completed at least two (2) years of service with the Company or any Affiliate, a number of whole RSUs equal to 50% of the number of the Participant’s RSUs that are unvested as of the date of such termination (if any) shall become immediately vested (with any fractional RSUs that would otherwise vest as a result of such vesting acceleration event rounded up to the nearest whole Share), and the remaining RSUs that are unvested RSUs as of such time shall be forfeited without any payment to the Participant. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability on or after the date on which the Participant has completed at least two (2) years of service with the Company or any Affiliate, 100% of any RSUs that are unvested as of such time shall become immediately vested.
(b) Retirement. In the event of the Participant’s Termination of Service due to Retirement (as defined below) after the first anniversary of the Grant Date, 100% of any RSUs that are unvested as of such time shall become immediately vested.
“Retirement” means the Participant’s Termination of Service, other than for Cause, after all the following criteria are met:
(i) the Participant has attained at least age 60 and has completed at least five (5) years of service with the Company or an Affiliate; and
(ii) the sum of the Participant’s age and years of service with the Company or any Affiliate as of the date of the Termination of Service equals or exceeds seventy (70).

For the avoidance of doubt, in the event of the Participant’s Termination of Service due to Retirement on or before the first anniversary of the Grant Date, any RSUs that are unvested shall be forfeited as of the date of such termination without any payment to the Participant.
(c) For Cause.  In the event of the Participant’s Termination of Service for Cause (as defined below), any unvested RSUs shall be forfeited as of the date of such termination without any payment to the Participant.
“Cause” means the Company’s good faith determination of the Participant’s:
(i) willful material breach, or habitual neglect of, the Participant’s duties or obligations in connection with the Participant’s employment or service;
(ii) having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or his or her willful material breach of his or her duties to the Company or under his or her Employment Agreement, if applicable, or of any Company policies;
(iii) having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty;
(iv) unlawful use or possession of illegal drugs on the Company’s premises or while     performing the Participant’s duties and responsibilities to the Company; or
(v) the commission of an act of fraud, embezzlement or material misappropriation, in each case, against the Company or any Affiliate;
provided that, in the case of clauses (i) and (ii) above, the Company shall provide the Participant with written notice specifying the circumstances alleged to constitute Cause, and, if possible, the Participant shall have 30 days following receipt of such notice to cure such circumstances.
(d) For Any Other Reason. In the event of the Participant’s Termination of Service at any time under circumstances not described in Sections 5(a), 5(b) or 5(c) herein or Section 11(b) of the Plan, any unvested RSUs shall be forfeited as of the date of such termination without any payment to the Participant.
For purposes of Section 11(b) of the Plan, “Good Reason” means “Good Reason” as defined in the Participant’s Employment Agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent:
(i) a reduction in the Participant’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company;
(ii) relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s principal place of employment or service; or
(iii) a material reduction in the Participant’s title, duties, responsibilities or authority;
provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 30-day period.
6. Non-Transferability Until Distribution. The RSUs shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant. Upon the distribution of Shares underlying RSUs in accordance with Section 2, such Shares shall be fully assignable, saleable and transferable by the Participant. Any assignment, sale, transfer or other alienation with respect to the Shares issuable upon the vesting of the RSUs shall be in accordance with applicable securities laws.

7. Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, by the Participant’s acceptance of the RSUs, the Participant authorizes the Company or its agent to satisfy any applicable withholding obligations or rights with regards to all Tax-Related Items (other than U.S. Federal Insurance Contribution Act taxes or other Tax-Related Items that become payable in a year prior to the year in which Shares are issued upon settlement of the RSUs) by withholding in Shares to be issued upon settlement of the RSUs, or if settled in cash, by withholding a portion of the cash payment amount otherwise payable upon settlement of the RSUs. In the event withholding in Shares is prohibited by a legal, contractual or regulatory restriction, is problematic under applicable tax or securities law or will result in materially adverse accounting consequences, the Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax-Related Items by:
(i)Requiring the Participant to pay to the Company or the Employer any amount of the Tax-Related Items; and/or
(ii)Withholding any amount of the Tax-Related Items from the Participant’s wages or other compensation paid to the Participant;
(iii)withholding from proceeds of the sale of Shares acquired upon settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); or
(iv)any other method of withholding determined by the Company and, to the extent required by applicable laws or the Plan, approved by the Committee.
(c)The Company may withhold or account for Tax-Related Items by considering applicable withholding rates, including minimum or maximum applicable rates, in the jurisdictions relevant to the Participant. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, the Participant may be entitled to receive a refund of any over-withheld amount (with no entitlement to the Share equivalent), or if not refunded by the Company, the Participant must seek a refund from the local tax authorities to the extent the Participant wishes to recover the over-withheld amount in the form of a refund. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company, including through withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company, any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares, the cash equivalent or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

8. Miscellaneous Provisions.

(a)Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below, and a delivery receipt and read receipt are made part of the message. E-mail delivery will be deemed to occur when the send receives confirmation that such message has been received and read by the recipient.
if to the Company, to:

EPAM Systems, Inc.
41 University Drive
Newtown, Pennsylvania 18940
Attention: General Counsel
Facsimile: 267-759-8989

if to the Participant, to the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.
(b)Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the RSUs), and hereby accepts the RSUs and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant acknowledges and agrees that the grant of the RSUs constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the RSUs. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. The Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
(c)Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(e)Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.
(f)Dispute Resolution. If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation. If the parties fail to settle such dispute within

30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.
(g)Section 409A.
(i)The terms of this award of RSUs are intended to be in compliance with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Committee may (but is under no obligation to), at any time and without your consent, modify the terms of this award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance or to mitigate any additional tax, interest and/or penalties that may apply under Section 409A of the Code if compliance is not practicable. The Company makes no representation or covenant to ensure that this award of RSUs is compliant with Section 409A of the Code and will have no liability to the Participant or any other party if this award of RSUs is not compliant or for any action taken by the Committee with respect thereto.
(ii)Notwithstanding anything in this Agreement to the contrary, any RSUs that are an item of non-qualified deferred compensation subject to Section 409A of the Code and become payable under this Agreement as of the date of or at a time that is by reference to the Participant’s Termination of Service shall not be settled unless the Participant experiences a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”), provided that if the Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of the Separation from Service (as determined according to the methodology established by the Company as in effect on the date of the Participant’s termination of employment), the RSUs shall instead be settled on the first business day that is after the earlier of (i) the date that is six months following the date of the Separation from Service or (ii) the date of the Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code, or any successor provision thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:

Participant